Exhibit 99.1

Maze Therapeutics Announces $150 Million Registered Offering

SOUTH SAN FRANCISCO, April 21, 2026 – Maze Therapeutics, Inc. (Nasdaq: MAZE) today announced the pricing of its underwritten registered offering of 5,540,000 shares of its common stock at a price of $23.50 per share. In addition, and in lieu of common stock, Maze is offering to certain investors pre-funded warrants to purchase up to an aggregate of 850,000 shares of common stock at a purchase price of $23.499 per pre-funded warrant, which represents the per share price for the common stock less the $0.001 per share exercise price for each such pre-funded warrant. The gross proceeds to Maze from the offering, before deducting underwriting discounts and commissions and other offering expenses payable by Maze, are expected to be $150 million. The offering is expected to close on or about April 23, 2026, subject to the satisfaction of customary closing conditions. All of the securities are being offered by Maze.

The offering includes participation from both new and existing investors including Farallon Capital Management, accounts advised by T. Rowe Price Investment Management, Inc., a large U.S.-based healthcare-focused fund, a leading mutual fund, Frazier Life Sciences, Janus Henderson Investors, Deep Track Capital, Driehaus Capital Management, as well as other healthcare dedicated funds.

Leerink Partners LLC is acting as sole underwriter for the proposed offering.

Maze currently intends to use any net proceeds from this offering primarily to advance research and development of its product candidates, including MZE829 for the treatment of APOL1-mediated kidney disease (AMKD) and MZE782 for the treatment of phenylketonuria (PKU) and chronic kidney disease (CKD), as well as for general corporate purposes. Maze expects that the net proceeds from this offering, together with its current cash, cash equivalents and marketable securities, will fund operations into 2029 based on its current business plan.

The public offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-293206) which became automatically effective with the Securities and Exchange Commission (“SEC”) on February 4, 2026. A prospectus supplement and accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. A copy of the prospectus supplement relating to the offering, when available, may be obtained from: Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at 1-800-808-7525 ext. 6105 or by email at syndicate@leerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Maze, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Maze Therapeutics, Inc.

Maze Therapeutics is a clinical-stage biopharmaceutical company harnessing the power of human genetics to develop novel small molecule precision medicines for patients with kidney and metabolic diseases. Guided by its Compass™ platform, Maze pursues genetically validated targets by integrating variant discovery and functionalization to discover and advance small molecule programs with first- or best-in-class potential. Maze’s pipeline is led by MZE829, a dual-mechanism APOL1 inhibitor in Phase 2 development for APOL1-mediated kidney disease (AMKD), and MZE782, a SLC6A19 inhibitor advancing to Phase 2 with the potential to treat both phenylketonuria (PKU) and chronic kidney disease (CKD). Maze is headquartered in South San Francisco.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current beliefs and expectations of management. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding Maze’s intention to conduct an offering and sale of its securities, the ability to complete the proposed offering and the expected use of proceeds, statements concerning Maze’s future plans and prospects, any expectations regarding the safety or efficacy of MZE829, MZE782 and other candidates under development, the ability of MZE829 to treat AMKD or other indications, the ability of MZE782 to treat CKD, PKU or other indications, the planned timing of Maze’s clinical trials, data results and further development of MZE829, MZE782 and other therapeutics candidates, the ability to drive financial results and stockholder value, and Maze’s expected cash runway. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the company believes the expectations reflected in such forward-looking statements are reasonable, the company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the company’s forward-looking statements due to a variety of factors, including risks and uncertainties related to the company’s ability to advance MZE829, MZE782 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the company’s therapeutic candidates, the timing and results of preclinical studies and clinical trials, the company’s ability to fund development activities and achieve development goals, its ability to protect its intellectual property, general business and economic conditions, and risks related to the impact on its business of macroeconomic conditions, including inflation, volatile interest rates, tariffs, instability in the global banking sector, and public health crises. Further information on potential risk factors that could affect the company’s business and its financial results are detailed under the heading “Risk Factors” included in the documents the company files from time to time with the SEC, including the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date of this press release and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contacts:

Amy Bachrodt, Maze Therapeutics

abachrodt@mazetx.com

Media Contact:

Amanda Lazaro, 1AB Media

Amanda@1ABMedia.com